Exhibit 99.2.n

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion by reference of China Finance, Inc. and Subsidiaries on this Amendment No. 1 to Form N-2 of our report dated March 3, 2008 on the consolidated financial statements of China Finance, Inc. and Subsidiaries as of December 31, 2007 and for the periods indicated therein, which is part of this Registration Statement.

/s/ Rotenberg & Co., LLP
Rotenberg & Co., llp

Rochester, New York
September 15, 2008

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